[LOGO OF CARVER BANCORP, INC.]

                  Contact:  David Lilly / Kimberly Kriger   William Gray
                            Kekst and Company               Carver Bancorp, Inc.
                            (212) 521-4800                  (212) 360-8840

               CARVER BANCORP, INC. REPORTS THIRD QUARTER RESULTS

 ANNOUNCES THIRD QUARTER EPS OF $0.36, CONTINUES SUCCESSFUL FRANCHISE EXPANSION

NEW YORK, NEW YORK, JANUARY 27, 2005 - Carver Bancorp, Inc. (the "Company" or "Carver") (AMEX: CNY), the holding company for Carver Federal Savings Bank (the "Bank"), today announced its results of operations for the three-month period ended December 31, 2004, the third quarter of the fiscal year ending March 31, 2005 ("fiscal 2005").

The Company reported diluted earnings per share of $0.36 for the quarter ended December 31, 2004 compared to $0.47 diluted earnings per share for the same period last year. Net income available to common stockholders decreased $283,000, or 23.8%, to $904,000 compared to $1.2 million for the same period last year. Declines in non-interest income and higher operating expenses offset increases in net interest income.

Deborah C. Wright, President and CEO of Carver, stated: "Carver's third quarter results reflect the momentum building in our lending and retail departments, which produced gains in total loans receivable as well as deposits. While we are pleased with the resulting increase in net interest income year over year, this progress was not enough to eliminate the impact of margin compression experienced throughout our industry, as the U.S. Treasury yield curve continued to flatten. In addition, non-interest income was negatively impacted by the decline in mortgage refinance activity, significantly reducing income from mortgage prepayment penalties. As expected, we also saw near-term increases in non-interest expense related to the successful launch of new branches and 24/7 ATM centers."

Ms. Wright continued: "In continuing to execute on our strategy to expand Carver's franchise locally, we recently opened our eighth full service branch in the new Pathmark supermarket at 145th Street and Frederick Douglass Boulevard in northern Harlem as well as our fourth state-of-the-art 24/7 ATM center at 116th Street and Fifth Avenue in southern Harlem. These delivery channels follow the successful openings of our Jamaica Center branch in Queens, Atlantic Terminal branch in Brooklyn and three 24/7 ATM centers, dramatically expanding our footprint over the last 18 months. Although the significant financial investment required to expand has negatively impacted non-interest expense in the near term, we believe this strategy is critical if Carver is to meet the competitive challenge and will increase the Company's franchise value as income is enhanced by a growing customer base."

Based on their confidence in Carver's future prospects, on January 25, 2005 the Board of Directors once again declared a $0.07 per share dividend for the third quarter payable on February 24, 2005 to holders of record at the close of business on February 10, 2005.

As previously announced, on October 20, 2004, the Company reported that the holders of all 40,000 outstanding shares of its Series A Convertible Preferred Stock and all 60,000 outstanding shares of its Series B Convertible Preferred Stock elected to convert their preferred shares into 208,333 shares of the Company's common stock.

INCOME STATEMENT HIGHLIGHTS

Quarterly Results
-----------------
Net income available to common stockholders decreased $283,000, or 23.8%, to $904,000 compared to $1.2 million for the same period last year. These results were primarily due to an $471,000 increase in net interest income offset by a $374,000 decrease in non-interest income and an increase in non-interest expense of $535,000, as further described below.

Net interest income before the provision for loan losses increased $471,000, or 11.0%, to $4.7 million compared to $4.3 million for the same period last year. This improvement was a result of an increase in interest income of $740,000, or 11.4%, partially offset by an increase in interest expense of $269,000, or 12.1%, compared to the same period last year. Interest income rose primarily as a result of increased real estate mortgage loan balances and interest expense rose primarily due to increased deposits and rates.

The Company did not provide for additional loan loss reserves as the Company considers the current overall allowance for loan losses to be adequate.

Non-interest income decreased $374,000, or 23.7%, to $1.2 million compared to $1.6 million for the same period last year. The decrease was primarily attributable to a decline in mortgage prepayment penalty income of $658,000 as a result of slowing mortgage refinance activity, partially offset by additional deposit fees and charges of $121,000 and additional income of $82,000 from an investment in bank owned life insurance.

Non-interest expense increased $535,000, or 13.5%, to $4.5 million compared to $4.0 million for the same period last year. The increase in non-interest expense was primarily due to an increase of $376,000 in employee compensation and benefits expense, resulting from the staffing of our new Jamaica Center and Atlantic Terminal branches as well as Company-wide salary increases, increased cost of employee benefit plans and the timing of accruals for employee bonus expense. Also contributing to the increase in non-interest expense were additional net occupancy expenses of $141,000, primarily resulting from the new branches and 24/7 ATM centers.

Income before taxes decreased $438,000, or 23.4%, to $1.4 million compared to $1.9 million for the same period last year. Income taxes decreased $122,000, or 19.2%, to $514,000 compared to $636,000 for the same period last year, primarily due to the decline in income before taxes.

Nine-Month Results
------------------
Net income available to common stockholders decreased $1.5 million, or 40.5%, to $2.1 million compared to $3.6 million for the same period last year. The decline is primarily due to increased non-interest expense of $1.9 million and decreased non-interest income of $1.1 million, partially offset by an increase in net interest income of $882,000 and a decrease in income taxes of $618,000, as detailed below.

Net interest income before the provision for loan losses increased by $882,000, or 6.8%, to $13.9 million compared to $13.0 million for the same period last year. Interest income increased $1.3 million, or 6.9%, compared to the same period last year primarily as a result of increased real estate mortgage loan balances. Partially offsetting the rise in interest income was additional interest expense of $464,000, or an increase of 7.1%, compared to the same period last year, primarily due to increased deposits and rates.

Non-interest income decreased $1.1 million, or 26.1%, to $3.2 million compared to $4.3 million for the same period last year. The decrease was primarily attributable to an impairment charge deemed other than temporary of $1.5 million, resulting from the decline in market price of 150,000 shares of Independence stock that the Company currently holds. Also contributing to the decline in non-interest income was a decrease of $628,000 in loan fees and service charges, which were predominantly decreased mortgage prepayment penalties resulting from a decline in mortgage refinancing activity. Additionally, other non-interest income declined compared to the same period last year when a recovery of $558,000 from the recognition of previously unrecognized mortgage loan income was recorded. These declines were partially offset by the receipt of a net $1.1 million grant from the Department of the Treasury's Community Development Financial Institution Fund and increases in depository fees and charges of $201,000, resulting from higher ATM usage, growth in debit card income and commissions earned from the sale of investments and life insurance.

Non-interest expense increased $1.9 million, or 16.1%, to $13.5 million compared to $11.6 million for the same period last year. The increase in non-interest expense was due to increases in employee compensation and benefits expense of $843,000, resulting from the staffing of our new Jamaica Center and Atlantic Terminal branches and the timing of accruals for employee bonus expense. Also contributing to the increase in non-interest expense was a charge of $847,000, resulting from expensing previously capitalized costs related to the proposed merger with Independence and additional net occupancy expenses of $349,000, primarily resulting from the opening of new branches and 24/7 ATM centers. Partially offsetting the increase in non-interest expense was a decline in other expenses of $218,000, primarily the result of lower consulting fees related to the establishment in fiscal 2004 of the Bank's real estate investment trust.

Income before taxes decreased $2.1 million, or 37.1%, to $3.6 million compared to $5.7 million for the same period last year. Income taxes decreased $618,000, or 31.8%, to $1.3 million compared to $1.9 million for the same period last year due to the decline in income before taxes.

FINANCIAL CONDITION HIGHLIGHTS

At December 31, 2004, total assets increased by $77.2 million, or 14.3%, to $616.1 million compared to $538.8 million at March 31, 2004. The asset growth primarily reflects increases in total loans receivable, net, and total securities of $57.1 million and $11.9 million, respectively. The increase in total loans receivable, net, is attributable to new mortgage loan originations and purchases exceeding mortgage loan repayments. The increase in total securities is attributable to additional mortgage-backed securities to meet collateral requirements for New York State deposits at the Jamaica Center branch. Other assets, office properties and equipment, net, and Federal Home Loan Bank ("FHLB") stock increased by $5.8 million, $1.6 million and $1.0 million, respectively. The increase in other assets is primarily related to the Bank's $8.0 million investment in a bank owned life insurance program. The $1.6 million increase in office properties and equipment is primarily attributable to the new Atlantic Terminal branch in Brooklyn and 24/7 ATM center in Harlem. The Bank purchased additional FHLB stock to satisfy FHLB requirements. The increase in total assets was partially offset by a decline in total cash and cash equivalents of $538,000 as liquid funds were used to fund loan and securities growth.

At December 31, 2004, total liabilities increased by $76.3 million, or 15.4%, to $570.5 million from $494.2 million at March 31, 2004. The increase in liabilities is a result of deposit growth of

$62.8 million, of which $50.0 million was deposited by the State and City of New York under the Banking Development District program. The increase in deposits was partially offset by a decrease of $7.4 million in other liabilities, resulting primarily from the payment of bank checks and income taxes. Additionally, advances from the FHLB and other borrowed money increased by $21.0 million, which was utilized to fund loan growth.

At December 31, 2004, total stockholders' equity increased $917,000, or 2.1%, to $45.6 million compared to $44.6 million at March 31, 2004. The increase in total stockholders' equity was primarily attributable to increased retained earnings of $1.6 million from net income derived during fiscal 2005, partially offset by a decrease of $408,000 in accumulated other comprehensive income related to the mark-to-market of the Bank's available-for-sale securities and a reduction to equity of $361,000 related to the Bank repurchasing some of its outstanding shares through its stock repurchase program.

During the quarter ended December 31, 2004, the Company purchased 26,400 additional shares of its common stock in the open market or through other privately negotiated transactions as part of its stock repurchase program announced on August 6, 2002. To date, the Company has purchased 61,550 shares of its common stock at an average price of $16.55 per share. The Company intends to use the repurchased shares to fund its stock-based benefit and compensation plans and for any other purpose the Board of Directors of the Company deems advisable in compliance with applicable law.

ASSET QUALITY

At December 31, 2004, non-performing assets totaled $1.6 million, or 0.39% of total loans receivable, compared to $2.1 million, or 0.60% of total loans receivable, at March 31, 2004. At December 31, 2004, the allowance for loan losses of $4.1 million remained unchanged from March 31, 2004. At December 31, 2004, the ratio of the allowance for loan losses to non-performing loans was 254.1% compared to 194.3% at March 31, 2004. At December 31, 2004, the ratio of the allowance for loan losses to total loans receivable was 1.00% compared to 1.16% at March 31, 2004.

Carver Bancorp, Inc. is the holding company for Carver Federal Savings Bank, a federally chartered stock savings bank. Carver Federal Savings Bank, the largest African- and Caribbean-American run bank in the United States, operates eight full-service branches in the New York City boroughs of Brooklyn, Queens and Manhattan. For further information, please visit the Company's website at www.carverbank.com.

STATEMENTS CONTAINED IN THIS NEWS RELEASE, WHICH ARE NOT HISTORICAL FACTS ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT"), AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"). THESE FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY THE USE OF SUCH WORDS AS "BELIEVE," "EXPECT," "ANTICIPATE," "INTEND," "SHOULD," "WILL," "WOULD," "COULD," "MAY," "PLANNED," "ESTIMATED," "POTENTIAL," "OUTLOOK," "PREDICT," "PROJECT" AND SIMILAR TERMS AND PHRASES, INCLUDING REFERENCES TO ASSUMPTIONS. FORWARD-LOOKING STATEMENTS ARE BASED ON VARIOUS ASSUMPTIONS AND ANALYSES MADE BY THE COMPANY IN LIGHT OF MANAGEMENT'S EXPERIENCE AND ITS PERCEPTION OF HISTORICAL TRENDS, CURRENT CONDITIONS AND EXPECTED FUTURE DEVELOPMENTS, AS WELL AS OTHER FACTORS BELIEVED TO BE APPROPRIATE UNDER THE CIRCUMSTANCES. THESE STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND ARE SUBJECT TO RISKS, UNCERTAINTIES AND OTHER FACTORS, MANY OF WHICH ARE BEYOND THE COMPANY'S CONTROL, THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM FUTURE RESULTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. FACTORS WHICH COULD RESULT IN MATERIAL VARIATIONS INCLUDE, WITHOUT LIMITATION, THE COMPANY'S SUCCESS IN IMPLEMENTING ITS INITIATIVES, INCLUDING EXPANDING ITS PRODUCT LINE, ADDING NEW BRANCHES AND ATM CENTERS, SUCCESSFULLY RE-BRANDING ITS IMAGE AND ACHIEVING GREATER OPERATING EFFICIENCIES; INCREASES IN COMPETITIVE PRESSURE AMONG FINANCIAL INSTITUTIONS OR NON-FINANCIAL INSTITUTIONS; LEGISLATIVE OR REGULATORY CHANGES WHICH MAY ADVERSELY AFFECT THE COMPANY'S BUSINESS OR INCREASE THE COST OF DOING BUSINESS; TECHNOLOGICAL CHANGES WHICH MAY BE MORE DIFFICULT OR EXPENSIVE THAN WE ANTICIPATE; CHANGES IN INTEREST RATES WHICH MAY REDUCE NET INTEREST MARGINS AND NET INTEREST INCOME; CHANGES IN DEPOSIT FLOWS, LOAN DEMAND OR REAL ESTATE VALUES WHICH MAY ADVERSELY AFFECT THE COMPANY'S BUSINESS;

CHANGES IN ACCOUNTING PRINCIPLES, POLICIES OR GUIDELINES WHICH MAY CAUSE THE COMPANY'S CONDITION TO BE PERCEIVED DIFFERENTLY; LITIGATION OR OTHER MATTERS BEFORE REGULATORY AGENCIES, WHETHER CURRENTLY EXISTING OR COMMENCING IN THE FUTURE, WHICH MAY DELAY THE OCCURRENCE OR NON-OCCURRENCE OF EVENTS LONGER THAN ANTICIPATED; THE ABILITY OF THE COMPANY TO ORIGINATE AND PURCHASE LOANS WITH ATTRACTIVE TERMS AND ACCEPTABLE CREDIT QUALITY; AND GENERAL ECONOMIC CONDITIONS, EITHER NATIONALLY OR LOCALLY IN SOME OR ALL AREAS IN WHICH THE COMPANY DOES BUSINESS, OR CONDITIONS IN THE SECURITIES MARKETS OR THE BANKING INDUSTRY WHICH COULD AFFECT LIQUIDITY IN THE CAPITAL MARKETS, THE VOLUME OF LOAN ORIGINATION, DEPOSIT FLOWS, REAL ESTATE VALUES, THE LEVELS OF NON-INTEREST INCOME AND THE AMOUNT OF LOAN LOSSES. THE FORWARD-LOOKING STATEMENTS CONTAINED WITHIN HEREIN ARE MADE AS OF THE DATE OF THIS REPORT, AND THE COMPANY ASSUMES NO OBLIGATION TO UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT ACTUAL RESULTS, CHANGES IN ASSUMPTIONS OR CHANGES IN OTHER FACTORS AFFECTING SUCH FORWARD-LOOKING STATEMENTS OR TO UPDATE THE REASONS WHY ACTUAL RESULTS COULD DIFFER FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. YOU SHOULD CONSIDER THESE RISKS AND UNCERTAINTIES IN EVALUATING FORWARD-LOOKING STATEMENTS AND YOU SHOULD NOT PLACE UNDUE RELIANCE ON THESE STATEMENTS.

                                     # # #

                      CARVER BANCORP, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                                    DECEMBER 31,        MARCH 31,
                                                                                                       2004               2004
                                                                                                  ---------------    ---------------
                                                                                                   (UNAUDITED)
ASSETS
Cash and cash equivalents:
    Cash and due from banks                                                                        $      13,136      $      11,574
    Federal funds sold                                                                                     8,500              8,200
    Interest Earning Deposits                                                                                600              3,000
                                                                                                  ---------------    ---------------
         Total cash and cash equivalents                                                                  22,236             22,774
Securities:
     Available-for-sale, at fair value (including pledged as collateral of
       $114,109 at December 31, 2004, $82,325 at March 31, 2004)                                         119,982             96,403
     Held-to-maturity, at amortized cost (including pledged as collateral of
       $31,054 at December 31, 2004, $42,189 at March 31, 2004)                                           31,830             43,474
                                                                                                  ---------------    ---------------
          Total securities                                                                               151,812            139,877
Loans receivable:
     Real estate mortgage loans                                                                          411,509            350,015
     Consumer and commercial business loans                                                                1,643              6,010
     Allowance for loan losses                                                                            (4,119)            (4,125)
                                                                                                  ---------------    ---------------
          Total loans receivable, net                                                                    409,033            351,900
Office properties and equipment, net                                                                      13,323             11,682
Federal Home Loan Bank of New York stock, at cost                                                          5,625              4,576
Accrued interest receivable                                                                                2,713              2,489
Other assets                                                                                              11,326              5,532
                                                                                                  ---------------    ---------------
          Total assets                                                                             $     616,068      $     538,830
                                                                                                  ===============    ===============

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:

     Deposits                                                                                      $     436,425      $     373,665
     Advances from the Federal Home Loan Bank of New York and other borrowed money                       125,290            104,282
     Other liabilities                                                                                     8,791             16,238
                                                                                                  ---------------    ---------------
          Total liabilities                                                                              570,506            494,185
                                                                                                  ===============    ===============
Stockholders' equity:
     Preferred stock (par value $0.01 per share; 1,000,000
        shares authorized; 100,000 issued and outstanding)                                                    -                   1
     Common stock (par value $0.01 per share: 10,000,000 shares authorized; 2,524,691 and
        2,316,358 shares issued at December 31, 2004 and March 31, 2004, respectively; 2,480,393
        and 2,285,267 outstanding at December 31, 2004 and March 31, 2004, respectively)                      25                 23
     Additional paid-in capital                                                                           23,913             23,882
     Retained earnings                                                                                    22,536             20,892
     Unamortized awards of common stock under  management recognition plan                                   (11)               (21)
     Treasury stock, at cost (44,298 shares at December 31, 2004 and 31,091 shares at
        March 31, 2004)                                                                                     (751)              (390)
     Accumulated other comprehensive income                                                                 (150)               258
                                                                                                  ---------------    ---------------
          Total stockholders' equity                                                                      45,562             44,645
                                                                                                  ---------------    ---------------
     Total liabilities and stockholders' equity                                                    $     616,068      $     538,830
                                                                                                  ===============    ===============

                      CARVER BANCORP, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                 THREE MONTHS ENDED                      NINE MONTHS ENDED
                                                                    DECEMBER 31,                            DECEMBER 31,
                                                         -----------------------------------    ------------------------------------
                                                                    (UNAUDITED)                             (UNAUDITED)
                                                             2004                2003                2004                 2003
                                                         --------------    -----------------    ----------------    ----------------
Interest Income:
   Loans                                                  $     5,780       $      5,025         $      16,897       $     14,952
   Total securities                                             1,411              1,396                 3,962              4,507
   Federal funds sold                                              32                 62                    89                143
                                                         --------------    -----------------    ----------------    ----------------
     Total interest income                                      7,223              6,483                20,948             19,602

Interest expense:
   Deposits                                                     1,449              1,140                 3,886              3,560
   Advances and other borrowed money                            1,036              1,076                 3,134              2,996
                                                         --------------    -----------------    ----------------    ----------------
     Total interest expense                                     2,485              2,216                 7,020              6,556

     Net interest income                                        4,738              4,267                13,928             13,046

Provision for loan losses                                           -                  -                     -                  -
                                                         --------------    -----------------    ----------------    ----------------
     Net interest income after provision for loan losses        4,738              4,267                13,928             13,046

Non-interest income:
   Depository fees and charges                                    600                479                 1,655              1,454
   Loan fees and service charges                                  466              1,037                 1,547              2,175
   Gain (loss) on sale of securities                                -                  -                    94                 31
   Impairment of securities                                         -                  -                (1,472)                 -
   Gain on sale of loans                                           28                 55                    74                 55
   Grant income                                                     -                  -                 1,140                  -
   Other                                                          109                  6                   135                577
                                                         --------------    -----------------    ----------------    ----------------
      Total non-interest income                                 1,203              1,577                 3,173              4,292

Non-interest expense:
   Employee compensation and benefits                           2,365              1,989                 6,435              5,592
   Net occupancy expense                                          526                385                 1,402              1,053
   Equipment                                                      400                331                 1,165              1,113
   Merger related expenses                                          -                  -                   847                  -
   Other                                                        1,216              1,267                 3,667              3,885
                                                         --------------    -----------------    ----------------    ----------------
      Total non-interest expense                                4,507              3,972                13,516             11,643

      Income before income taxes                                1,434              1,872                 3,585              5,695
Income taxes                                                      514                636                 1,328              1,946
                                                         --------------    -----------------    ----------------    ----------------
      Net income                                          $       920       $      1,236         $       2,257       $      3,749
                                                         ==============    =================    ================    ================

Dividends applicable to preferred stock                   $        16       $         49         $         114       $        148

      Net income available to common stockholders         $      904        $      1,187         $       2,143       $      3,601
                                                         ==============    =================    ================    ================

Earnings per common share:
       Basic                                              $     0.37        $       0.52         $        0.91       $       1.58
                                                         ==============    =================    ================    ================
       Diluted                                            $     0.36        $       0.47         $        0.87       $       1.45
                                                         ==============    =================    ================    ================

                      CARVER BANCORP, INC. AND SUBSIDIARIES
                               SELECTED KEY RATIOS
                                   (UNAUDITED)

                                                                                  THREE MONTHS ENDED        NINE MONTHS ENDED
KEY OPERATING RATIOS:                                                                DECEMBER 31,             DECEMBER 31,
                                                                                  --------------------     --------------------
                                                                                   2004        2003         2004         2003
                                                                                  -------     --------     -------      -------
Return on average assets (1)                                                        0.62 %       0.94 %      0.53 %       0.96 %
Return on average equity (2)                                                        8.03        11.45        6.61        11.86
Interest rate spread (3)                                                            3.28         3.33        3.34         3.41
Net interest margin (4)                                                             3.41         3.53        3.42         3.58
Operating expenses to average assets (5)                                            3.05         3.15        3.16         3.04
Equity-to-assets (6)                                                                7.40         8.18        7.40         8.18
Efficiency ratio (7)                                                               75.86        68.78       79.04        67.48
Average interest-earning assets to
  interest-bearing liabilities                                                      1.08         1.12        1.05         1.10


ASSET QUALITY RATIOS:                                                                DECEMBER 31,               MARCH 31,
                                                                                  --------------------     --------------------
                                                                                   2004        2003         2004         2003
                                                                                  -------     --------     -------      -------
Non performing assets to total assets (8)                                           0.26         0.24        0.39         0.36
Non performing assets to total loans receivable (8)                                 0.39         0.37        0.60         0.61
Allowance for loan losses to total loans receivable                                 1.00         1.21        1.16         1.40
Allowance for loan losses to non-performing loans (8)                              254.1        330.6       194.3        230.7


(1) Net income divided by average total assets, annualized
(2) Net income divided by average total equity, annualized
(3) Combined weighted average interest rate earned less combined weighted average interest rate cost
(4) Net interest income divided by average interest-earning assets annualized
(5) Non-interest expenses less loss on foreclosed real estate divided by average total assets, annualized. Excluding merger related expenses the ratio would be 2.96% year-to-date
(6) Total equity divided by assets at period end
(7) Operating expenses divided by sum of net interest income plus non-interest income. Excluding the Independence stock impairment charge, grant income and merger related expenses, the ratio would be 72.67% year-to-date
(8) Non performing assets consist of non-accrual loans, loans accruing 90 days or more past due and property acquired in settlement of loans